UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2014

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Weatherford’s Annual General Meeting of Shareholders was held on September 24, 2014 (the "Annual Meeting"). At the Annual Meeting, shareholders:

•	Item 1 – Elected all 9 director nominees;

•	Item 2 – Approved the appointment of KPMG LLP as the company’s independent registered public accounting firm and authorized the board of directors to approve auditors’ remuneration;

•	Item 3 – Approved, on an advisory basis, Weatherford’s executive compensation; and

•	Item 4 – Approved holding the 2015 annual general meeting of shareholders at a location outside of Ireland.

The proposals are described in detail in Weatherford’s definitive proxy statement for the Annual General Meeting of Shareholders, which was filed with the Securities and Exchange Commission on August 13, 2014.

The following are the results of the matters voted upon by the shareholders at the Annual Meeting:

Agenda Item		Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Item 1.	Election of the following directors:
	David J. Butters	599,989,182	15,497,603	1,731,133	56,583,198
	Dr. Bernard J. Duroc-Danner	594,939,187	18,879,730	3,399,001	56,583,198
	John D. Gass	608,072,939	6,771,729	2,373,250	56,583,198
	Francis S. Kalman	610,388,356	4,452,721	2,376,841	56,583,198
	William E. Macaulay	549,942,927	65,544,487	1,730,504	56,583,198
	Robert K. Moses, Jr.	550,317,971	65,175,499	1,724,448	56,583,198
	Dr. Guillermo Ortiz	530,041,105	84,802,181	2,374,632	56,583,198
	Sir Emyr Jones Parry	611,616,493	3,553,115	2,048,310	56,583,198
	Robert A. Rayne	604,507,290	10,975,326	1,735,302	56,583,198

Item 2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm and authorize the board to determine auditors’ remuneration.	671,910,215	1,098,340	792,561	—

Item 3.	Adopt an advisory resolution approving executive compensation.	418,657,403	196,622,510	1,938,005	56,583,198

Item 4.	Authorize holding the 2015 annual general meeting at a location outside of Ireland as required under Irish law.	671,266,489	1,241,428	1,293,199	—

Item 8.01	Other Events.
    Effective as of September 24, 2014, Mr. Francis Kalman became the chair of Weatherford’s Audit Committee. Mr. Rayne, the former chair, continues to be a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: September 24, 2014
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer